ASSIGNMENT AND ASSUMPTION AGREEMENT

         THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Assignment") is entered into this 24th day of April 2006 (the "Effective Date"), by and between AMERICAN TECHNOLOGIES GROUP, INC. a Nevada corporation ("ATEG") and WHITCO POLES, INC. a Texas corporation ("Whitco Poles").

         WHEREAS, ATEG is authorized pursuant to an order issued in the U.S. Bankruptcy Court for the Northern District of Texas to purchase certain assets of Whitco Company, L.P., a Texas limited partnership (the "Sale Order") on the terms and conditions of the asset purchase incorporated therein (the "Purchase Agreement");

         WHEREAS, ATEG desires to assign its rights under the Sale Order and Purchase Agreement (collectively, the "Agreements") to Whitco Poles and Whitco Poles desire to accept such assignment and assume the obligations of ATEG under the Agreements as of the Effective Date.

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, ATEG and the Whico Poles hereby agree as follows:

         1. The recitals set forth above are hereby incorporated herein as if an integral part of this Assignment.

         2. The ATEG hereby transfers, assigns and conveys to Whitco Poles, and its successors and assigns, all of the ATEG's right, title and interest in, to and under the Agreements and the Whitco Poles hereby accepts and assumes the Agreements from and after the Effective Date.

         3. Whitco Poles acknowledges receipt of the Agreements.

         4. The parties shall take such other actions on and after the Effective Date to further assure compliance with the terms and conditions of this Assignment and the transactions contemplated therein and the assignment and assumption of the Agreements hereunder.

         5. No amendment or modification of the terms of this Assignment shall be binding upon the parties hereto unless reduced to writing and signed by the parties.

         IN WITNESS WHEREOF, the parties have executed this Assignment, on the day and year first above written.

AMERICAN TECHNOLOGIES GROUP, INC.           WHITCO POLES, INC.


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William N. Plamondon, CEO                   Barry Ennis, President